Exhibit 4.1

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

Number _______	** Shares

BLUE WATER VACCINES, INC.

COMMON STOCK

Authorized Capital Stock:             Shares

Common Stock: Shares, $0.00001 par value	Preferred Stock: Shares, $0.00001 par value

This Certifies That * * IS THE REGISTERED HOLDER OF (**) SHARES OF THE COMMON STOCK OF

blue water vaccines, inc.

HEREINAFTER DESIGNATED “THE CORPORATION,” TRANSFERABLE ON THE SHARE REGISTER OF THE CORPORATION UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED OR ASSIGNED.

A STATEMENT OF THE RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS GRANTED TO OR IMPOSED UPON THE RESPECTIVE CLASSES OF SHARES OF STOCK OF THE CORPORATION AND UPON THE HOLDERS THEREOF MAY BE OBTAINED BY ANY STOCKHOLDER UPON REQUEST AND WITHOUT CHARGE, AT THE PRINCIPAL OFFICE OF THE CORPORATION.

THE SHARES REPRESENTED HEREBY ARE RESTRICTED TO THE TRANSFER AS DESCRIBED OR SET FORTH ON THE REVERSE SIDE HEREOF.

WITNESS The Seal of the Corporation and the Signatures of its duly authorized officers this day of .

JOSEPH HERNANDEZ, CHIEF EXECUTIVE OFFICER AND DIRECTOR	ERIN HENDERSON, CHIEF BUSINESS OFFICER

FOR VALUE RECEIVED, _______________________ HEREBY SELL, ASSIGN AND TRANSFER UNTO ___________________________________________________________________________ SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT _____________________________________________ ATTORNEY TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION, WITH FULL POWER OF SUBSTITUTION ON THE PREMISES.

DATED _____________________, ________